Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.000000001 par value per share, of Ruhnn Holding Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 13, 2020.

Tianjin Himalaya Investment Consulting Co., Ltd.

By:	/s/ Yan Yan
Name:	Yan Yan
Title:	Authorized Signatory

Tianjin Saif Shengyuan Investment Management Center (Limited Partnership)

By:	/s/ Yan Yan
Name:	Yan Yan
Title:	Authorized Signatory

Xiamen Saif Equity Investment Partnership (Limited Partnership

By:	/s/ Yan Yan
Name:	Yan Yan
Title:	Authorized Signatory

Shanghai Yuanqiong Enterprise Management Co., Ltd.

By:	/s/ Victor Chi-yue Chao
Name:	Victor Chi-yue Chao
Title:	Authorized Signatory

[Signature page to Joint Filing Agreement]